Exhibit 4.1

Matter:
Type of Share: XXX
No. of Shares XXX
Amount Paid XXX
Par Value XXXX
FEI/SEI:
Certificate No. XX
Transfer to Cert#
Number of Shares: XXXX
Transfer Date: XXXX
Issued To: XXXXXXXX
Date of Record: XXXXXXX
INCORPORATED IN THE CAYMAN ISLANDS
NAME OF COMPANY
This is to certify that XXXXXXXXXXXXXXXXXXXXX
Of XXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXX
Is the registered shareholders of:
No. of Shares
Type of Share
Per value
Date of Record
Certificate Number
% paid
The above shares are subject to the memorandum and articles of associate of the company and transferable is accordance herewith
Given under the common seal of the company
Director secretary